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                                                                  EXHIBIT 10.22


                               ACCESS BEYOND, INC.

                        1997 DECLARATION OF AMENDMENT TO
                       HAYES MICROCOMPUTER PRODUCTS, INC.
                                STOCK OPTION PLAN


         THIS DECLARATION OF AMENDMENT, made this 30th day of December, 1997, by ACCESS BEYOND, INC., a Delaware corporation (the "Corporation"), to the Hayes Microcomputer Products, Inc. Stock Option Plan (the "Plan").

                                R E C I T A L S:

         WHEREAS, Hayes Microcomputer Products, Inc. ("Hayes") maintains the Plan, as adopted by the board of directors and shareholders of Hayes on June 4, 1996; and

         WHEREAS, pursuant to certain transactions (the "Merger") contemplated under the Agreement and Plan of Reorganization dated July 29, 1997, as amended by the First Amendment to the Merger Agreement dated November 7, 1997, and the Second Amendment to the Merger Agreement dated November 21, 1997 (as so amended, the "Merger Agreement") by and between Hayes and the Corporation, Hayes will become a wholly-owned subsidiary of the Corporation; and

         WHEREAS, pursuant to Section 1.3.1 of the Merger Agreement, at the effective time of the Merger, each outstanding option under the Plan shall be assumed by the Corporation in accordance with the terms of such option and converted into rights with respect to that number of shares of the Corporation's common stock (the "Common Stock"), determined by multiplying that number of shares of Hayes common stock subject to such option (on an as if exercised basis) immediately prior to the effective time by the Merger Conversion Ratio, and the exercise price per share for each such assumed option will equal the exercise price of each such Hayes option immediately prior to the effective time divided by the Merger Conversion Ratio (rounded up to the nearest whole cent); and

         WHEREAS, pursuant to Section 1.3.2 of the Merger Agreement, (i) the Corporation will assume the Plans in a manner that complies with Rule 13b-3 promulgated under the Securities Exchange Act of 1934, as amended; (ii) the terms of the outstanding options granted under the Plan will remain unchanged except as provided in the Merger Agreement; and (iii) the Corporation will take certain other actions in connection with the Plan and shares issuable thereunder; and

         WHEREAS, pursuant to Section 1.7 of the Merger Agreement, contemporaneously with or immediately prior to Closing (as defined in the Merger Agreement), the name of the corporation will be changed to "Hayes Corporation"; and

         WHEREAS, pursuant to Section 13.1 of the Plan, the Board may terminate, amend or modify the Plan, subject to the terms of the Plan; and



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         WHEREAS, in connection with its assumption of awards under the Plan, and subject to the consummation of the Merger, the Corporation has determined that it would be in the best interest of the Corporation to make certain amendments to the Plan in order to reflect the Corporation's assumption of the Plan and to facilitate administration of the Plan by the Corporation.

         NOW, THEREFORE, IT IS DECLARED, that, effective immediately following the effective time of the Merger, and subject in all respects to consummation of the Merger, the Plan shall be amended as follows:

         1. All references in the Plan to the "Corporation," including but in no way limited to the definition of the term contained in Section 1, shall hereafter be deemed to be references to Hayes Corporation.

         2. All references to the "Stock," including but not limited to the definition of such term contained in Section 2, shall hereafter be deemed to be references to the Common Stock of Hayes Corporation.

         IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Access Beyond, Inc. as of the day and year first above written.

                                   ACCESS BEYOND, INC.

                                   By: /s/ Ronald A. Howard
                                       -----------------------------------------
                                       Ronald A. Howard, Chairman, President and
                                       Chief Executive Officer

ATTEST:


/s/ Pricilla Wise
------------------------
Pricilla Wise, Secretary


[Corporate Seal]

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